UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 14, 2026
LIFECORE BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27446	94-3025618
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

3515 Lyman Boulevard
Chaska,	Minnesota	55318
(Address of principal executive offices)		(Zip Code)
(952) 368-4300
(Registrant’s telephone number, including area code)
 Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	LFCR	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.
On January 14, 2026, the Compensation Committee of the Board of Directors of Lifecore Biomedical, Inc. (the “Company”) approved and adopted the Lifecore Biomedical, Inc. Incentive Bonus Plan (the “Plan”) effective January 14, 2026 (the “Effective Date”) for bonus awards granted on or after the Effective Date. The Plan provides for a cash payment to be made to the executive officers and certain other employees of the Company selected for participation in the Plan, based upon the achievement of certain financial and other performance targets established by the Compensation Committee. The Compensation Committee has the authority to designate the participants in the Plan; determine the applicable performance period; determine the amount of each bonus award; select applicable performance targets; identify the weights of applicable performance targets; determine the relationship between the degree to which performance targets have been achieved and bonus payments; and adjust bonus payments based on unusual or unique circumstances or the impact of acquisitions, divestitures or other major unusual events.
The foregoing summary of the Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Lifecore Biomedical, Inc. Incentive Bonus Plan effective January 14, 2026
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 16, 2026

LIFECORE BIOMEDICAL, INC.

By:	/s/ Ryan D. Lake
Ryan D. Lake
Chief Financial Officer